UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 25, 2020

Date of Report

(Date of earliest event reported)

American Heritage International Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-55125 (Commission File Number)	71-1052991 (IRS Employer Identification No.)
30 N. Gould Street, Suite 9880, Sheridan, Wyoming 82801 (Address of principal executive offices) (Zip code)

           Registrant’s telephone number, including area code:  604-771-7098

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 25, 2020, Anthony Sarvucci resigned as Chief Executive Officer.  Mr. Sarvucci’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On August 25, 2020, Mr. Sarvucci, prior to his resignation, appointed Kim Halvorson as President of the Company and to the Board of Directors at a Special Meeting of the Board of Directors.

On August 25, 2020, Ms. Halvorson appointed Richard Tang, Secretary and to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Heritage International, Inc.

Date:   August 28, 2020

/s/ Richard Tang

Richard Tang

Secretary